UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2015

Hanesbrands Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road
Winston-Salem, NC	27105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On April 29, 2015, Hanesbrands Inc. (the “Company”), along with MFB International Holdings S.à r.l. (“MFB International Holdings”), a wholly owned subsidiary of the Company, entered into a Third Amended and Restated Credit Agreement (the “Third Amended Credit Agreement”) with the various financial institutions and other persons from time to time party to the Third Amended Credit Agreement (the “Lenders”), Branch Banking & Trust Company and SunTrust Bank, as the co-documentation agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners, which amends and restates the Company’s Second Amended and Restated Credit Agreement, dated as of July 30, 2014 (as amended through the date hereof, the “Prior Credit Agreement”).

The Third Amended Credit Agreement provides for potential committed aggregate borrowings of up to $1.85 billion and €363 million, consisting of: (i) a $1.0 billion revolving loan facility (the “Revolving Loan Facility”), (ii) a $425 million term loan a facility (the “Term Loan A Facility”), (iii) a $425 million term loan b facility (the “New Term Loan B Facility”) and (iv) a €363 million term loan b facility (the “Euro Term Loan Facility” and together with the Term Loan A Facility and the New Term Loan B Facility, the “Term Loan Facility,” and together with the Revolving Loan Facility, the “Senior Secured Credit Facility”). As of April 29, 2015, the Company had, $270 million of borrowings under the Revolving Loan Facility outstanding, $425 million of borrowing under the Term Loan A Facility outstanding, $425 million of borrowings under the New Term Loan B Facility outstanding and €360 of borrowings under the Euro Term Loan Facility outstanding. A portion of the Revolving Loan Facility is available for the issuances of letters of credit and the making of swingline loans, and any such issuance of letters of credit or making of a swingline loan will reduce the amount available under the Revolving Loan Facility. At the Company’s option, it may add one or more tranches of term loans or increase the commitments under the Revolving Loan Facility so long as certain conditions are satisfied, including, among others, that no default or event of default is in existence, the Company is in pro forma compliance with the financial covenants set forth below and the Company’s senior secured leverage ratio is less than 3.00 to 1.00 on a pro forma basis after giving effect to the incurrence of such indebtedness.

The proceeds of the Revolving Loan Facility will be used to for general corporate purposes and working capital needs. The proceeds of the Term Loan A Facility and the New Term Loan B Facility were used to refinance existing revolving borrowings under the Prior Credit Agreement, pay fees and expenses in connection with the closing of the Senior Secured Credit Facility and for general corporate purposes. The proceeds of the Euro Term Loan Facility were used to finance the acquisition of DBA Lux Holding S.A. and pay fees and expenses in connection therewith.

The Revolving Loan Facility, the Term Loan A Facility and the New Term Loan B Facility are guaranteed by substantially all of the Company’s existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions for certain subsidiaries. The Company and each of the guarantors under the Revolving Loan Facility, the Term Loan A Facility and the New Term Loan B Facility have granted the lenders under the Senior Secured Credit Facility a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in (i) the equity interests of substantially all of the Company’s direct and indirect U.S. subsidiaries and 65% of the voting securities of certain first tier foreign subsidiaries; and (ii) substantially all present and future property and assets, real and personal, tangible and intangible, of the Company and each guarantor, except for certain enumerated interests, and all proceeds and products of such property and assets.

The Euro Term Loan Facility is guaranteed by (i) the Company and substantially all of the Company’s existing and future direct and indirect U.S. subsidiaries, with certain customary or agreed-upon exceptions for certain subsidiaries and (ii) substantially all of the existing and future direct and indirect subsidiaries of MFB International Holdings, with certain customary or agreed-upon exceptions for certain subsidiaries. The Company and each of the U.S. and Luxembourg domiciled guarantors under the Euro Term Loan Facility have granted the lenders under the Euro Term Loan Facility a valid and perfected first priority (subject to certain customary exceptions) lien and security interest in (i) the equity interests of substantially all of the Company’s direct and indirect U.S. subsidiaries, 65% of the voting securities of certain first tier foreign subsidiaries of the Company, 100% of the equity interests of MFB International Holdings and its direct subsidiaries and 100% of the equity interests owned by any subsidiary of MFB International Holdings that is domiciled in Luxembourg; and (ii) substantially all present and future property and assets, real and personal, tangible and intangible, of the Company and each U.S. and Luxembourg domiciled guarantor, except for certain enumerated interests, and all proceeds and products of such property and assets.

The Revolving Loan Facility matures on April 29, 2020. All borrowings under the Revolving Loan Facility must be repaid in full upon maturity. Outstanding borrowings under the Revolving Loan Facility may be reborrowed and repaid without penalty.

The Term Loan A Facility matures on April 29, 2020. Outstanding borrowings under the Term Loan A Facility are repayable in equal quarterly installments in the following annual percentages, with the remainder of the outstanding principal to be repaid at maturity: year 1, 5.0%, year 2, 7.5%, years 3 and 4, 10.0% and year 5, 15.0%.

The New Term Loan B Facility matures on April 29, 2022. Outstanding borrowings under the New Term Loan B Facility are repayable in 0.25% quarterly installments, with the remainder of the outstanding principal to be repaid at maturity. If the New Term Loan B Facility is repriced or refinanced on or prior to the twelve month anniversary of its funding and as a result of such repricing or refinancing the effective interest rate of the New Term Loan B Facility decreases, the Company shall be required to pay a prepayment fee equal to 1.0% of the aggregate principal amount of the New Term Loan B Facility subject to such repricing or refinancing.

The Euro Term Loan Facility matures on August 29, 2021. Outstanding borrowings under the Euro Term Loan Facility are repayable in 0.25% quarterly installments, with the remainder of the outstanding principal to be repaid at maturity.

The Term Loan Facility requires the Company and MFB International Holdings, as applicable, to prepay any outstanding Term Loans in connection with (i) the incurrence of certain indebtedness and (ii) non-ordinary course asset sales or other dispositions (including as a result of casualty or condemnation) that exceed certain thresholds in any period of twelve-consecutive months, with customary reinvestment provisions. The New Term Loan B Facility and the Euro Term Loan Facility also require the Company and MFB International Holdings, as applicable, to prepay any outstanding Term Loans under the New Term Loan B Facility and the Euro Term Loan Facility in connection with excess cash flow, which percentage will be based upon the Company’s leverage ratio during the relevant fiscal period. All such prepayments will be made on a pro rata basis under each of the applicable Term Loan Facilities that are subject to such prepayments.

At the Company’s option, borrowings under the Revolving Loan Facility, the Term Loan A Facility and the New Term Loan B Facility may be maintained from time to time as (i) “Base Rate” loans, which bear interest at the highest of (a) 1/2 of 1% in excess of the federal funds rate, (b) the rate publicly announced by JPMorgan Chase Bank as its “prime rate” at its principal office in New York City, in effect from time to time and (c) the “LIBO Rate” (as defined in the Senior Secured Credit Facility and adjusted for maximum reserves) for LIBOR-based loans with a one-month interest period plus 1.0%, in effect from time to time, in each case plus the applicable margin, or (ii) LIBOR-based loans, which bear interest at the LIBO Rate, as determined by reference to the rate for deposits in dollars appearing on the Reuters Screen LIBOR01 or LIBOR02 Page for the respective interest period or other commercially available source designated by the Administrative Agent, in each case plus the applicable margin. The applicable margin for the Revolving Loan Facility and the Term Loan A Facility is based on the Company’s leverage ratio. When the leverage ratio is greater than or equal to 4.00 to 1.00, the applicable margin for LIBO Rate loans is 2.00% and the applicable margin for Base Rate loans is 1.00%. When the leverage ratio is less than 4.00 to 1.00 but greater than or equal to 3.25 to 1.00, the applicable margin for LIBO Rate loans is 1.75% and the applicable margin for Base Rate loans is 0.75%. When the leverage ratio is less than 3.25 to 1.00 but greater than or equal to 2.50 to 1.00, the applicable margin for LIBO Rate loans is 1.50% and the applicable margin for Base Rate loans is 0.50%. When the leverage ratio is less than 2.50 to 1.00, the applicable margin for LIBO Rate loans is 1.25% and the applicable margin for Base Rate loans is 0.25%. The applicable margin under the New Term Loan B Facility is 2.50% for LIBO Rate loans and 1.50% for Base Rate loans. Borrowings under the Euro Term Loan Facility bear interest at the “EURIBOR Rate” (as defined in the Senior Secured Credit Facility) plus 2.75%.

The Senior Secured Credit Facility requires that the Company maintain a minimum interest coverage ratio and a maximum total debt to EBITDA (earnings before income taxes, depreciation expense and amortization), or leverage ratio. The interest coverage ratio covenant requires that the ratio of the Company’s EBITDA for the preceding four fiscal quarters to its consolidated total interest expense for such period shall not be less than 3.00 to 1.00 for any fiscal quarter. The leverage ratio covenant requires that the ratio of the Company’s total debt to its EBITDA for the preceding four fiscal quarters will not be more than 4.00 to 1.00; provided that, following a permitted acquisition in which the consideration is at least $200 million, such maximum leverage ratio covenant shall be increased to 4.50:1.00 for each fiscal quarter ending in the succeeding 12-month period following such permitted acquisition. The method of calculating all of the components used in the covenants is included in the Senior Secured Credit Facility.

The Senior Secured Credit Facility contains customary events of default, including nonpayment of principal when due; nonpayment of interest after stated grace period, fees or other amounts after stated grace period; material inaccuracy of representations and warranties; violations of covenants; certain bankruptcies and liquidations; any cross-default to material indebtedness; certain material judgments; certain events related to the Employee Retirement Income Security Act of 1974, as amended, or “ERISA,” actual or asserted invalidity of any guarantee, security document or subordination provision or non-perfection of security interest, and a change in control (as defined in the Senior Secured Credit Facility).

The foregoing description of the Third Amended and Restated Credit Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Third Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 hereto, and is incorporated herein by reference.

From time to time, the financial institutions party to the Amended and Restated Credit Agreement or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. For example, some Lenders and/or their affiliates are parties to our accounts receivable securitization facility.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on April 28, 2015 in New York, New York. A total of 340,368,291 shares of the Company’s common stock (approximately 85% of all shares entitled to vote at the Annual Meeting) were represented at the Annual Meeting, in person or by proxy. Set forth below are the final voting results for each of the proposals submitted to a vote of the stockholders.

Election of Directors

The stockholders of the Company elected each of the director nominees proposed by the Company’s Board of Directors. The voting results were as follows:

Name of Nominee	Votes For	Votes Withheld	Abstentions	Broker Non-votes
Bobby J. Griffin	309,109,303	1,584,678	—	29,874,310
James C. Johnson	308,943,736	1,750,245	—	29,874,310
Jessica T. Mathews	309,722,078	971,903	—	29,874,310
Franck J. Moison	309,745,239	948,742	—	29,874,310
Robert F. Moran	309,807,235	886,746	—	29,874,310
J. Patrick Mulcahy	309,326,277	1,367,704	—	29,874,310
Ronald L. Nelson	303,721,523	6,972,458	—	29,874,310
Richard A. Noll	306,316,593	4,377,388	—	29,874,310
Andrew J. Schindler	308,438,179	2,255,802	—	29,874,310
David V. Singer	308,481,455	2,212,526	—	29,874,310
Ann E. Ziegler	309,307,765	1,385,216	—	29,874,310

Non-Binding, Advisory Vote Regarding Executive Compensation

The stockholders of the Company approved, on an advisory basis, executive compensation as disclosed in the Proxy Statement for the Annual Meeting. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
300,907,850	8,376,722	1,409,409	29,874,310

Ratification of Appointment of Independent Registered Public Accounting Firm

The stockholders of the Company ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the Company’s 2015 fiscal year. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-votes
336,232,729	2,623,658	1,711,904	—

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit 10.1	Third Amended and Restated Credit Agreement (the “Third Amended Credit Agreement”) with the various financial institutions and other persons from time to time party to the Credit Agreement as lenders, Branch Banking & Trust Company and SunTrust Bank, as the co-documentation agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2015	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson

Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

10.1	Third Amended and Restated Credit Agreement (the “Third Amended Credit Agreement”) with the various financial institutions and other persons from time to time party to the Credit Agreement as lenders, Branch Banking & Trust Company and SunTrust Bank, as the co-documentation agents, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Bank, National Association, as the co-syndication agents, JPMorgan Chase Bank, N.A., as the administrative agent and the collateral agent, and J.P. Morgan Securities LLC, Barclays Bank PLC, HSBC Securities (USA) Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and PNC Capital Markets LLC, as the joint lead arrangers and joint bookrunners.